UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
May 31, 2007

Rockford Corporation
(Exact name of registrant as specified in its charter)

Arizona	000-30138	86-0394353
(State or other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)
600 South Rockford Drive
Tempe, Arizona 85281
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code:
(480) 967-3565
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On May 31, 2007, Rockford received notice from the Nasdaq Stock Market that Nasdaq has approved Rockford’s application to transfer the listing of its common stock from the Nasdaq Global Market to the Nasdaq Capital Market. Rockford’s common stock will begin trading on the Nasdaq Capital Market, and will cease trading on the Nasdaq Global Market, at the opening of business on June 4, 2007.
     Nasdaq’s approval was granted to Rockford pursuant to Rockford’s application to transfer the listing. The application was made by Rockford in response to Nasdaq’s notice of May 10, 2007, that Rockford did not comply for the quarter ended March 31, 2007, with the $10 million minimum stockholders’ equity requirement established by Nasdaq Marketplace Rule 4450(a)(3) for continued inclusion on the NASDAQ Global Market. Rockford announced the Nasdaq notice in a press release dated May 10, 2007, and furnished the press release in a Form 8-K filed with the Commission on May 11, 2007.
     Rockford complies with the requirements for listing on the Nasdaq Capital Market and determined that a transfer of its listing to that market was in its best interest.
Item 7.01. Regulation FD Disclosure.
     On May 31, 2007, Rockford issued a news release announcing that the Nasdaq Stock Market has approved its application to transfer the listing of its common stock to the Nasdaq Capital Market. A copy of the news release is furnished herewith as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
(c) The following exhibit is furnished herewith:
     99.1 News release of Rockford dated May 31, 2007, “Rockford Corporation Transfers Stock Listing to the Nasdaq Capital Market.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 31, 2007

ROCKFORD CORPORATION
By:	/s/ William R. Jackson
William R. Jackson
President

INDEX TO EXHIBITS

Exhibit
Number	Description
99.1	News release of Rockford dated May 31, 2007, “Rockford Corporation Transfers Stock Listing to the Nasdaq Capital Market.”